UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2014

LUBY'S, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-8308 (Commission File Number)	74-1335253 (I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas (Address of principal executive offices)	77040 (Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2014, Luby’s Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Christopher J. Pappas, the Company’s President and Chief Executive Officer. The Employment Agreement was unanimously approved by the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) as well as by the Board.

The Employment Agreement provides for a term that begins on January 24, 2014 and expires on December 31, 2014, unless earlier terminated, and provides Mr. Pappas with a base salary of $412,000 per year. Mr. Pappas may also receive an annual bonus, the amount of which shall be determined by the Board, or an authorized committee thereof, in its sole discretion.

Pursuant to the Employment Agreement, Mr. Pappas will devote his primary working time, attention, energies and business efforts to his duties to the Company. However, the Employment Agreement allows Mr. Pappas to (i) continue to serve in senior level management of non-cafeteria style restaurant businesses owned by his privately-held family company, (ii) serve as a member of the board of directors or board of trustees of his privately-held family company or other companies or not-for-profit entities, and (iii) make certain passive investments, provided that such activities do not conflict with the business and affairs of the Company or interfere with the ability of Mr. Pappas to perform the services and discharge the duties required by the Employment Agreement.

If the Employment Agreement is terminated by the Company without Cause, or by Mr. Pappas for Good Reason, the Company shall be obligated to pay Mr. Pappas his base salary, as well as any benefits in effect at the time of termination, for the remainder of the term of the Employment Agreement.

If the Employment Agreement is terminated by reason of the Death or Disability of Mr. Pappas, all compensation and benefits to Mr. Pappas under the Employment Agreement, other than Awards, the Company shall not be obligated to pay Mr. Pappas any compensation or benefits (other than payment of Mr. Pappas’ base salary in respect of the period through the date of death or termination).

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Employment Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of Luby's, Inc. (the "Company") held on January 24, 2014, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve one-year terms expiring at the 2015 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-votes

Judith Craven, M.D., M.P.H.	18,688,577	1,165,199	2,351,854	2,624,531

Arthur Emerson	19,576,470	275,287	2,353,873	2,624,531

Jill Griffin	19,571,627	272,149	2,361,854	2,624,531

J.S.B. Jenkins	19,577,635	274,477	2,353,518	2,624,531

Frank Markantonis	19,409,968	441,850	2,353,812	2,624,531

Joe McKinney	19,663,836	187,656	2,354,138	2,624,531

Gasper Mir, III	19,663,216	188,703	2,353,711	2,624,531

Christopher J. Pappas	21,944,702	169,921	91,007	2,624,531

Harris J. Pappas	21,681,616	433,017	90,997	2,624,531

The appointment of Grant Thornton LLP as independent public accounting firm for the Company for the 2014 fiscal year was ratified:

For	Against	Abstentions	Broker Non-votes
24,544,578	154,969	130,614	—

The advisory vote on the compensation of the Company’s named Executive Officers was approved:

For	Against	Abstentions	Broker Non-votes
21,927,029	198,130	80,471	2,624,531

The First Amendment to the Rights Agreement was ratified:

For	Against	Abstentions	Broker Non-votes
16,445,594	5,664,981	95,055	2,624,531

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement dated January 24, 2014, between Luby's, Inc. and Christopher J. Pappas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014	LUBY'S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement dated January 24, 2014, between Luby's, Inc. and Christopher J. Pappas.